    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2000


                                                      REGISTRATION NO. 333-95669

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 METRICOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                    DELAWARE
                            (STATE OF INCORPORATION)

                                   77-0294597
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                             980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                              TIMOTHY A. DREISBACH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
            980 UNIVERSITY AVENUE, LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:


                  KENNETH L. GUERNSEY                                       JEREMY W. DICKENS
                    CYDNEY S. POSNER                                    WEIL, GOTSHAL & MANGES LLP
                 LAURA RANDALL WOODHEAD                                      767 FIFTH AVENUE
                   COOLEY GODWARD LLP                                    NEW YORK, NEW YORK 10153
             ONE MARITIME PLAZA, 20TH FLOOR                                   (212) 310-8000
            SAN FRANCISCO, CALIFORNIA 94111
                     (415) 693-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after the registration statement becomes effective

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES                                   PROPOSED MAXIMUM                AMOUNT OF
TO BE REGISTERED                                                    OFFERING PRICE(1)          REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.001 PAR VALUE PER SHARE(3).................               (4)                         (4)
--------------------------------------------------------------------------------------------------------------------
WARRANTS TO PURCHASE COMMON STOCK(5)........................               (4)                         (4)
--------------------------------------------------------------------------------------------------------------------
         TOTAL..............................................         $500,000,000(6)                $132,000
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.


(2) Calculated pursuant to Rule 457(o) under the Securities Act. The amount of the registration fee was paid in connection with the initial filing of the registration statement.


(3) Subject to note (6) below, there is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time.

(4) Not required to be included in accordance with General Instruction II.D. of Form S-3.

(5) Subject to note (6) below, there is being registered hereunder an indeterminate amount and number of warrants to purchase common stock.

(6) Except as permitted by Rule 462 under the Securities Act, in no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. The securities registered hereunder may be sold separately or with other securities registered hereunder or with debt securities offered and sold by Metricom, Inc. and Metricom Finance, Inc. pursuant to previously filed registration statements (Nos. 333-91359 and 333-91359-01).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

PROSPECTUS

                                  $500,000,000

[ricochet logo]                  METRICOM, INC.

                                  COMMON STOCK
                       WARRANTS TO PURCHASE COMMON STOCK

      We may offer shares of common stock or warrants to purchase common stock from time to time at prices and on terms to be determined by market conditions at the time we make the offer. These securities may be offered and sold concurrently with the offer and sale of debt securities by us and our wholly owned subsidiary, Metricom Finance, Inc., pursuant to a separate prospectus. We will provide the specific terms of the warrants and common stock in supplements to this prospectus. Before you invest in the securities, you should carefully read this prospectus and the prospectus supplement related to the securities offered.

      Our common stock is traded on the Nasdaq National Market under the symbol "MCOM." On January 27, 2000, the last reported sale price of the common stock on the Nasdaq National Market was $103.50 per share.
                            ------------------------

THE SECURITIES WE MAY OFFER INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON
                                    PAGE 5.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

      If we sell the securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.


                The date of this prospectus is February 1, 2000

RICHOCHET LOGO

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    5
Forward-Looking Information...........    5
Use of Proceeds.......................    5
Description of Capital Stock..........    6

                                        PAGE
                                        ----
Description of Warrants...............    9
Plan of Distribution..................    9
Legal Matters.........................   10
Experts...............................   10
Where You Can Find More Information...   10

                           -------------------------

      No dealer, sales person or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

      Metricom(R) and Ricochet(R) are Metricom trademarks. Trade names and trademarks of other companies appearing in this prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY

      The following is a summary of our business. This summary highlights selected information from this prospectus and does not contain all the information that may be important to you. To understand the terms of the securities, you should read this prospectus with the accompanying prospectus supplement carefully. Together, these documents describe the specific terms of the securities we are offering. You should also carefully read the section entitled "Risk Factors" in this prospectus and the accompanying prospectus supplement and the documents identified under the caption "Where You Can Find More Information." References to "Metricom" refer to Metricom, Inc. and references to "Metricom Finance" refers to Metricom Finance, Inc., a wholly owned subsidiary of Metricom. Unless the context requires otherwise, references to "we," "us" or "our" refer to Metricom.

      We are a leading provider of mobile wireless data access to corporate networks and the Internet. We have designed our new high speed service, marketed under the Ricochet(R) brand name, to meet the needs of the growing number of professionals who require full access to their corporate networks and the Internet while away from the office. Our service will also appeal to consumers who desire high-speed mobile access to the Internet. Simply by connecting a wireless modem to a laptop computer or personal electronic device, users can access their corporate networks and the Internet whenever they want and wherever they are within our service areas, just as they would with a wired modem.

      We were incorporated in California in December 1985 and reincorporated in Delaware in April 1992. Our principal office is located at 980 University Avenue, Los Gatos, California 95030-2375. Our telephone number at that location is (408) 399-8200, and our Web sites are located at www.metricom.com and www.ricochet.net. Information contained on these Web sites does not constitute part of this prospectus.

                          THE SECURITIES WE MAY OFFER

      We may offer shares of our common stock or warrants to purchase shares of our common stock, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

      - aggregate offering price;

      - rates and times of payment of dividends, if any;

      - voting or other rights, if any;

      - in the case of a warrant, procedures and limitations relating to the exercise of the warrant, including its termination date, exercise price, duration and anti-dilution provisions;

      - in the case of a warrant offered under this prospectus concurrently with the offer of a debt security issued by us or Metricom Finance pursuant to a separate prospectus, if applicable, the date on and after which the warrant may be transferred separately from the debt security, and

      - important federal income tax considerations.

      The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. THIS PROSPECTUS MAY NOT BE USED TO COMPLETE ANY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

      - the names of those agents or underwriters;

      - applicable fees, discounts and commissions, to be paid to them; and

      - the net proceeds to us.

      We may also deliver this prospectus in connection with the sale of any shares of common stock issued upon the exercise of any warrants to purchase common stock we may issue or sell pursuant to the registration statement of which this prospectus is a part.

      Common Stock. We may offer our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except those matters that are submitted solely to a vote of the holders of preferred stock. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by the board of directors.

      Warrants. We may offer warrants to purchase shares of common stock from time to time. Unless provided otherwise in the relevant prospectus supplement, holders of warrants will not generally be entitled to receive dividends paid on the common stock. Holders of warrants will not be stockholders. We do not intend to list the warrants on any securities exchange or to apply for their inclusion for quotation on the Nasdaq Stock Market. If we offer warrants pursuant to this prospectus concurrently with the offer of debt securities of us or Metricom Finance pursuant to a separate prospectus, we may provide as a term of the warrants that the warrants may not be transferred separately from the debt securities for a period of time as specified in the applicable prospectus supplement.

                                  RISK FACTORS

      The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Metricom and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

                          FORWARD-LOOKING INFORMATION

      This prospectus contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the current expectations that we have about us and our industry. Words such as "expect," "anticipate," "estimate," "believe," "intend," "plan" and other similar expressions are used to identify some forward-looking statements, but not all forward-looking statements include these words. Some of these forward-looking statements relate to commercial acceptance of our service. All forward-looking statements involve risks and uncertainties. Our actual results may differ significantly from our expectations and from the results expressed in or implied by these forward-looking statements. The section captioned "Risk Factors" that appears in our annual report on Form 10-K, as amended, for the year ended December 31, 1998 and our current report on Form 8-K filed with the SEC on July 9, 1999, as subsequently amended, as well as the section captioned "Risk Factors" that will appear in prospectus supplements accompanying this prospectus describe some, but not necessarily all, of the factors that could cause these differences. We urge you to read those sections carefully. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                USE OF PROCEEDS

      Unless otherwise described in a prospectus supplement, we will use the net proceeds from the offering of the securities for deployment and commercialization of our network and for other general corporate purposes, principally working capital, funding our operating losses, capital expenditures and operating expenses. When we offer a particular type or series of securities, the prospectus supplement relating to those securities will describe our intended use of the net proceeds we will receive from the sale of those securities. Unless otherwise described in a prospectus supplement, pending application for specific purposes, the net proceeds of any offering of securities may be invested in short-term investments and marketable securities.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      We have authorized capital stock of 150 million shares of common stock, $0.001 par value per share, and 80 million shares of preferred stock, $0.001 par value per share. As of December 31, 1999, there were 24,344,697 shares of our common stock and 60 million shares of our preferred stock outstanding.

      Our restated bylaws divide our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. The classification of the board of directors could delay or deter a third party from acquiring control of us.

      We are currently subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq National Market, from engaging, under certain circumstances, in a "business combination," which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's board of directors. At our annual meeting of stockholders held on October 15, 1999, our stockholders elected not to be governed by Section 203. The election will become effective 12 months after adoption of the election.

      The following summaries of certain provisions of our common stock and preferred stock do not purport to be complete and are subject to, and are qualified in their entirely, by the provisions of our restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

COMMON STOCK

      Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts that the board of directors may determine from time to time. Except as discussed below under the caption "Preferred Stock," each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our restated certificate, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election (other than directors to be elected solely by the holders of the series of preferred stock). The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

      The transfer agent and registrar for our common stock is Boston Equiserve.

PREFERRED STOCK

      Our restated certificate authorizes 80 million shares of preferred stock, of which 36 million shares are designated Series A1 preferred stock, 36 million shares are designated Series A2 preferred stock and 8 million shares are not currently designated. The material terms of the Series A1 and Series A2 preferred stock are summarized below. Our board of directors has the authority to issue the remaining undesignated shares of preferred stock in additional series and to fix the rights, preferences, privileges and restrictions of any new series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by our stockholders, subject to rights of the holders of outstanding preferred stock. The preferred stock may have the effect of delaying, deterring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control of others.

SERIES A1 AND A2 PREFERRED STOCK

      Dividends. The holders of shares of each of the Series A1 preferred and Series A2 preferred have the right to receive cumulative dividends payable, at our option, in cash or additional shares of Series A1 preferred or Series A2 preferred, as the case may be, at the annual rate of 6.5% of the original issue price of $10 per share, until November 15, 2002 after which date the right to such cumulative dividends shall terminate, and holders of shares of each of the Series A1 and Series A2 preferred stock shall be entitled to dividends only when, as and if declared by the Board of Directors. Cumulative dividends payable to the holders of Series A1 preferred stock will be prior and in preference to any dividends payable to the holders of common stock and Series A2 preferred stock. Cumulative dividends payable to the holders of Series A2 preferred stock will be prior and in preference to the dividends payable to the holders of common stock.

      Voting Rights. For so long as more than 7.5 million shares of each of the Series A1 preferred and Series A2 preferred are outstanding, the affirmative vote of the holders of at least a majority of the outstanding shares of each of the Series A1 and Series A2 preferred will be required to:

      - amend any provision of our restated certificate that changes the rights and preferences of that series so as to adversely affect the rights of the Series A1 preferred or Series A2 preferred, as the case may be, in a manner different from other classes or series of stock;

      - issue any new class or series of stock ranking senior in liquidation preference or dividends to the Series A1 preferred or Series A2 preferred, as the case may be;

      - issue any debt securities convertible into equity securities at a price lower than $10 per share, subject to adjustment for any stock dividend, split, combination or other similar event;

      - redeem or repurchase, under specified circumstances, any series of stock junior to the Series A1 preferred or Series A2 preferred, as the case may be; or

      - declare or pay any dividend on outstanding common stock, subject to specified exceptions.

      In addition, for so long as more than 7.5 million shares of either of the Series A1 preferred or Series A2 preferred are outstanding, the holders of shares of those series of preferred stock, voting as separate classes, will be entitled to elect one member of our board of directors to represent each series. Holders of outstanding shares of Series A1 preferred may waive this right from time to time and instead designate an observer to attend meetings of the board of directors.

      Liquidation Rights. If we are liquidated, dissolved or wound up, the holders of Series A1 preferred and holders of Series A2 preferred will be entitled to be paid out of our assets, before any distribution to the holders of common stock, an amount equal to the greater of the original issue price plus accrued but unpaid dividends or the amount the holders would have received if the shares had been converted to common stock. For this purpose, "liquidation" includes:

      - a consolidation, merger or other reorganization in which our stockholders prior to the transaction own less than 50% of our voting power after such transaction or other transaction or series of transactions to which we are party in which over 50% of our voting power is transferred; or

      - a sale, lease or other disposition of all or substantially all of our assets.

      Redemption. On November 15, 2009, we must redeem all outstanding shares of Series A1 and Series A2 preferred. In the event of a change of control or major acquisition by us, each holder of Series A1 and Series A2 preferred will have the right to require us to redeem all, but not less than all, of the shares of preferred stock held by that holder. For purposes of this provision, a "change of control" means an event by which any person or group, other than Vulcan Ventures Incorporated, MCI WorldCom, Inc. and their respective affiliates:

      - becomes a beneficial owner of more than 30% of our outstanding equity securities, or

      - acquires the right to elect at least 30% of our board of directors.

      For purposes of this provision, a "major acquisition" means the acquisition by us of more than 50% of the outstanding equity securities or all or substantially all of the assets of any entity, or our merger with another entity in which we are the surviving entity, in each case, for equity consideration exceeding 25% of our outstanding equity securities.

      Conversion. Holders of each of the Series A1 and Series A2 preferred have the right to convert their shares into common stock, subject to the limitation that Series A1 preferred shares do not become convertible until May 2002, at which time 25% of the Series A1 preferred stock originally issued will become convertible. Following each six-month period thereafter, an additional 25% of the Series A1 preferred stock originally issued will become convertible. Each share of Series A1 and Series A2 preferred is initially convertible into one share of common stock. The conversion rates and prices for each of the Series A1 and Series A2 preferred will be adjusted in the event of any stock split or combination, dividend payment or distribution on the common stock, reclassification or other change to the common stock, or reorganization, merger or sale of assets. Each of the Series A1 and Series A2 preferred will automatically be converted into shares of common stock in the event that shares of either series are transferred by the original purchaser to a person other than Vulcan, MCI WorldCom or their respective affiliates. If the holders of the Series A2 preferred stock exercise their right to convert their shares into common stock, then upon conversion we must pay to those holders who convert all accrued but unpaid dividends on the shares being converted. Dividends may not be paid on Series A2 preferred stock until all dividends payable on Series A1 preferred stock are fully paid, or declared and funds set aside for payment. Therefore, a conversion by holders of Series A2 preferred stock into common stock will also require us to pay all accrued but unpaid dividends on the Series A1 preferred stock and to declare and set aside funds for the then-current dividend period.

      Registration Rights. Under our Amended and Restated Registration Rights Agreement, dated November 15, 1999, the holders of 60,000,000 shares of our currently outstanding series of redeemable convertible preferred stock are entitled to certain registration rights with respect to the shares of common stock issuable upon conversion of the preferred stock. Subject to certain exceptions, including our right to defer a demand registration under specified conditions, holders that, in the aggregate, hold at least 500,000 shares of registrable securities have the right to require that we use our best efforts to register under the Securities Act their registrable securities, the anticipated offering price of which, net of underwriting discounts and commissions, would exceed $10,000,000. Additionally, in the event that we register any of our common stock, either for our own account or for the account of any other stockholder, we are required to notify holders of registrable securities and, subject to certain limitations, to include in that registration the registrable securities of holders requesting registration. Registrable securities need not be included in registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act. We are also required, subject to certain limitations, to give notice of and effect certain short-term registrations upon request of holders of registrable securities. We are not required to effect more than two registrations on Form S-3 in any 12-month period unless the registration is requested by Vulcan Ventures or MCI WorldCom or certain of their affiliates; however we are not required to effect this registration if it has effected one or more registrations upon one of these holders' requests within the preceding 12-month period.

                            DESCRIPTION OF WARRANTS

GENERAL

      We may issue warrants to purchase shares of our common stock. We may issue these warrants independently or together with one or more series of debt securities or shares of common stock offered and sold by us and Metricom Finance pursuant to a separate prospectus. These warrants may be attached to those debt securities or shares of common stock or may be issued separately from those securities. We will issue each series of warrants under a separate warrant agreement entered into with Boston Equiserve or another bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following is a summary of the material provisions of the warrant agreement and warrants; however, we urge you to review the forms of warrant agreement and warrants, which we have filed as exhibits to the registration statement of which this prospectus is a part.

TERMS OF THE WARRANTS

      The prospectus supplement relating to the particular issue of warrants will set forth the terms of those warrants, including, where applicable, the following:

     - the number of shares of common stock purchasable upon exercise of the warrants and the exercise price per share;

     - the date on which the right to exercise the warrants will commence and the date on which the right to exercise the warrants will expire;

     - any material U.S. federal income taxes applicable to the warrants;

     - procedures and limitations relating to the exercise of the warrants;

     - the other terms of the warrants, including whether they will be issued in registered or global form; and

     - in the case of a warrant offered under this prospectus concurrently with the offer of a debt security issued by us or Metricom Finance pursuant to a separate prospectus, if applicable, the date on and after which the warrant may not be transferred separately from the debt security.

      Each warrant will entitle the holder to purchase a number of shares of common stock at the exercise price specified in, or calculable from, the applicable prospectus supplement. The exercise price of the warrants may be subject to adjustment upon the occurrence of events specified in the applicable prospectus supplement. After the close of business on the last day on which a holder may exercise any warrant, unexercised warrants will become void. The applicable prospectus supplement will describe the place or places where, and the manner in which, holders may exercise warrants.

WARRANTHOLDERS

      Unless otherwise specified in the applicable prospectus supplement, prior to the exercise of any warrants, holders of warrants will not have any rights of holders of common stock, including the right to receive payments of dividends, if any. Moreover, prior to the exercise of the warrants, holders of warrants will not have any right to vote on matters submitted to a vote of common stockholders.

                              PLAN OF DISTRIBUTION

      We may sell the securities being offered by this prospectus directly or through agents, underwriters or dealers.

      Agents designated by us from time to time may solicit offers to purchase the securities offered by this prospectus. Any agent involved in the offer or sale of those securities may be deemed to be an underwriter under the Securities Act and we will name that agent and describe any commissions payable by us to that agent in a prospectus supplement. Any agent appointed by us will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. We may be obligated under agreements with these agents to indemnify them against civil liabilities, including liabilities under the Securities Act. These agents may also engage in transactions with or perform services for us in the ordinary course of business.

      If we utilize any underwriters in any sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement. That prospectus supplement will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may be obligated under the underwriting agreements with these underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act. These underwriters may also engage in transactions with or perform services for us in the ordinary course of business.

      If we utilize a dealer in any sale of the securities in respect of which the prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may be obligated under agreements with these dealers to indemnify them against civil liabilities, including liabilities under the Securities Act. These dealers may also engage in transactions with or perform services for us in the ordinary course of business.

      If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery of those securities on a specified date in the future. These delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement, and we will set forth the commission payable for solicitation of these offers in the prospectus supplement.

      If we sell any warrants pursuant to this prospectus and an applicable prospectus supplement, we may deliver the prospectus in connection with the sale of our common stock upon the exercise of the applicable warrants.

                                 LEGAL MATTERS

      Cooley Godward LLP, San Francisco, California will provide us with an opinion as to the legality of the securities we are offering. Weil, Gotshal & Manges LLP, New York, New York, will serve as counsel to underwriters, dealers or agents purchasing any of the securities we are offering by this prospectus. Attorneys with Cooley Godward LLP own an aggregate of 1,675 shares of our common stock.

                                    EXPERTS

      The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and at Seven World Trade Center, New York, New York 10048. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc at 1735 K Street, N.W., Washington, D.C. 20006.

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information incorporated by reference. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of all securities to which this prospectus relates:

      - Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

      - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

      - Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

      - Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

      - Current Report on Form 8-K filed with the SEC on July 9, 1999, as subsequently amended;

      - Current Report on Form 8-K filed with the SEC on January 28, 2000; and

      - The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 28, 1992.

      You may request of copy of these filings at no cost, by writing or telephoning us at the following address:

          Corporate Secretary
           Metricom, Inc.
           980 University Avenue
           Los Gatos, California 94030
           (408) 399-8200

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC Registration Fee........................................  $132,000
Accounting fees and expenses................................    20,000
Legal fees and expenses.....................................    50,000
Miscellaneous...............................................    48,000
                                                              --------
          Total.............................................  $250,000
                                                              ========

      We will pay all fees and expenses associated with filing this registration statement.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Restated Bylaws provide for mandatory indemnification of our directors and executive officers and permissive indemnification of other officers, employees and other agents to the maximum extent permitted by the DGCL. We have entered into indemnification agreements with our directors and certain officers. The indemnification agreements provide our directors with further indemnification to the maximum extent permitted by the DGCL. We also have obtained directors and officers insurance to insure our directors and officers against certain liabilities, including liabilities under the securities laws.

      The form of underwriting agreement filed as Exhibit 1.1 to the registration statement provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities under the Securities Act or otherwise.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits


      EXHIBIT
      NUMBER                      DESCRIPTION OF DOCUMENT
      -------                     -----------------------
        1.1     Form of Underwriting Agreement.**
        4.1     Restated Certificate of Incorporation of Metricom, Inc.***
        4.2     Form of Warrant Agreement, including form of warrant
                certificate.
        5.1     Opinion of Cooley Godward LLP.*
       23.1     Consent of Arthur Andersen LLP.
       23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1).*
       24.1     Power of Attorney (included in the signature page).*


---------------

  * Previously filed.



 ** To be filed by amendment or incorporated by reference from reports filed under the Securities Exchange Act of 1934.


*** Filed as Exhibit 4.1 to the Registration Statements filed by Metricom and
    Metricom Finance on Form S-3, as amended (Nos. 333-91359 and 333-91359-01) and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

      The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant further undertakes that:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Forms S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on February 1, 2000.


                                          Metricom, Inc.


                                          By:    /s/ DALE W. MARQUART

                                          --------------------------------------

                                                     Dale W. Marquart


                                                 Senior Vice President of
                                                      Administration



      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ TIMOTHY A. DREISBACH*                    President and Chief       February 1, 2000
-----------------------------------------------------  Executive Officer (Principal
                Timothy A. Dreisbach                      Executive Officer) and
                                                                 Director

                 /s/ JAMES E. WALL*                      Chief Financial Officer     February 1, 2000
-----------------------------------------------------    (Principal Financial and
                    James E. Wall                          Accounting Officer)

                /s/ ROBERT S. CLINE*                             Director            February 1, 2000
-----------------------------------------------------
                   Robert S. Cline

                /s/ RALPH DERRICKSON*                            Director            February 1, 2000
-----------------------------------------------------
                  Ralph Derrickson

               /s/ ROBERT P. DILWORTH*                           Director            February 1, 2000
-----------------------------------------------------
                 Robert P. Dilworth

               /s/ JUSTIN L. JASCHKE*                            Director            February 1, 2000
-----------------------------------------------------
                  Justin L. Jaschke

                  /s/ DAVID MOORE*                               Director            February 1, 2000
-----------------------------------------------------
                     David Moore

                /s/ WILLIAM D. SAVOY*                            Director            February 1, 2000
-----------------------------------------------------
                  William D. Savoy

              *By: /s/ DALE W. MARQUART
 ---------------------------------------------------
       Senior Vice President of Administration
                  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1.1      Form of Underwriting Agreement.**
 4.1     Restated Certificate of Incorporation of Metricom, Inc.***
 4.2      Form of Warrant Agreement, including form of warrant
          certificate.
 5.1      Opinion of Cooley Godward LLP.*
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).*
24.1      Power of Attorney (included in the signature page).*


-------------------------

  * Previously filed


 ** To be filed by amendment or incorporated by reference from reports filed under the Securities and Exchange Act of 1934.

*** Filed as Exhibit 4.1 to the Registration Statements filed by Metricom and
    Metricom Finance on Form S-3, as amended (Nos. 333-91359 and 333-91359-01) and incorporated herein by reference.